Exhibit 99.1

STEWART INFORMATION SERVICES CORPORATION ANNOUNCES CASH DIVIDEND

HOUSTON, March 1, 2022 /PRNewswire/ -- Stewart Information Services Corporation (NYSE:STC) today announced that its Board of Directors declared a cash dividend of $0.375 per share for the first quarter 2022, payable March 31, 2022, to common stockholders of record on March 15, 2022.

About Stewart
Stewart Information Services Corporation (NYSE:STC) is a global real estate services company, offering products and services through our direct operations, network of Stewart Trusted Providers™ and family of companies. From residential and commercial title insurance and closing and settlement services to specialized offerings for the mortgage industry, we offer the comprehensive service, deep expertise and solutions our customers need for any real estate transaction. At Stewart, we are dedicated to becoming the premier title services company and we are committed to doing so by partnering with our customers to create mutual success. Learn more at stewart.com. ST-IR

Contact: Nat Otis, Director-Investor Relations, (713) 625-8360; David Hisey, CFO, (713) 625-8043